As filed with the Securities and Exchange Commission on February 7, 2020

Registration No. 333-_______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SWK HOLDINGS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	77-0435679
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

SWK Holdings Corporation

14755 Preston Road, Suite 105

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Winston Black

Chief Executive Officer

SWK Holdings Corporation

14755 Preston Road, Suite 105

Dallas, Texas 75254

(972) 687-7250

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

David R. Earhart
Gray Reed & McGraw LLP
1601 Elm Street, Suite 4600
Dallas, Texas 75201
(214) 954-4135

From time to time after the effective date of this Registration Statement
(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)(2)	Proposed maximum offering price per unit (3)	Proposed maximum aggregate offering price (3)	Amount of registration fee
Common stock, par value $0.001 per share	9,193,766	$13.51	$124,207,778.70	$16,122.17

(1)	The securities that may be offered pursuant to this Registration Statement include, pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), such additional number of securities as may become issuable as a result of any stock split, stock dividend or similar event.
(2)	Double Black Diamond, L.P., Double Black Diamond Offshore Ltd. and Black Diamond Offshore Ltd. may offer and sell from time to time up to an aggregate of 9,193,766 shares of common stock.
(3)	Estimated solely for the purpose of calculating the amount of the registration fee required pursuant to Rule 457(c) under the Securities Act. The proposed maximum offering price per share and proposed maximum aggregate offering price are calculated using the average of the high and low prices of the common stock on the Nasdaq Capital Market on February 6, 2020.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and neither we nor any selling stockholder is soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED FEBRUARY 7, 2020

PROSPECTUS

SWK HOLDINGS CORPORATION

9,193,766 Shares of Common Stock

This prospectus relates to the offer and sale, from time to time, of shares of our common stock held by the selling stockholders named herein. The selling stockholders may offer and sell from time to time up to 9,193,766 shares of our common stock. Certain of such shares of common stock are issuable upon exercise of a warrant to purchase common stock issued to one of the selling stockholders. Upon such exercise, the selling stockholder would be required to pay to us the applicable exercise price. However, we will not receive any proceeds from sales of common stock by the selling stockholders.

The selling stockholders may sell the shares of common stock offered by this prospectus from time to time as they may determine through ordinary brokerage transactions, directly to market makers, in private sales, through dealers or agents or through any other means described in “Plan of Distribution.” The selling stockholders may sell the shares of common stock at prevailing market prices or at prices negotiated with buyers. The selling stockholders will be responsible for any commissions due to brokers, dealers or agents and similar fees and fees of counsel incurred by such selling stockholders. We will be responsible for all other offering expenses. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of common stock offered by this prospectus.

Our common stock is listed on the NASDAQ Capital Market under the ticker symbol “SWKH.” On February 6, 2020, the closing price of our common stock as reported on the NASDAQ Capital Market was $13.41 per share.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ THE “RISK FACTORS’’ SECTION BEGINNING ON PAGE 3 OF THIS PROSPECTUS.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is [•], 2020.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process on Form S-3. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” Under the shelf registration, the selling stockholders may sell up to 9,193,766 shares of our common stock.

You should rely only on the information contained in this prospectus and in any relevant prospectus supplement or free writing prospectus, including any information incorporated herein or therein by reference. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information in this prospectus, any accompanying prospectus supplement, any free writing prospectus or any document incorporated by reference is accurate as of any date other than the date on its front cover. Our business, financial condition, results of operations and prospects may have changed since the date indicated on the front cover of such documents. Neither this prospectus nor any prospectus supplement or free writing prospectus constitutes an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor does this prospectus or a prospectus supplement or free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

In this prospectus, references to “SWK,” the “Company,” the “issuer,” “we,” “us” or “our” refer to SWK Holdings Corporation and its subsidiaries, unless the context suggests otherwise.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational reporting requirements of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and we file annual, quarterly, and other reports, proxy statements, and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. Our SEC filings are also available to the public at the SEC’s website at http://www.sec.gov. Our website address is http://www.swkhold.com. However, information on our website will not be considered a part of this prospectus.

We have filed with the SEC a registration statement on Form S-3 (together with all exhibits, amendments and supplements, the “Registration Statement”) of which this prospectus constitutes a part, under the Securities Act of 1933, as amended (the “Securities Act”). This prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules of the SEC. For further information pertaining to us, reference is made to the Registration Statement. Statements contained in this prospectus, any prospectus supplement or any document incorporated herein or therein by reference concerning the provisions of documents are necessarily summaries of such documents, and each such statement is qualified in its entirety by reference to the copy of the applicable document filed with the SEC. Copies of the Registration Statement are on file at the offices of the SEC, and may be inspected without charge at those offices, the address of which is set forth above, and copies may be obtained from the SEC at prescribed rates. The Registration Statement has been filed electronically through the SEC’s Electronic Data Gathering, Analysis and Retrieval System and may be obtained through the SEC web site at http://www.sec.gov.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed with the SEC. You should read the information incorporated by reference because it is an important part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference the following information or documents that we have filed with the SEC:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 filed with the SEC on March 28, 2019, as amended by our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2018, filed with the SEC on April 30, 2019;
•	our Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2019 filed with the SEC on May 15, 2019, for the quarterly period ended June 30, 2019 filed with the SEC on August 12, 2019, and for the quarterly period ended September 30, 2019 filed with the SEC on November 14, 2019;
•	our Current Reports on Form 8-K filed with the SEC on January 30, 2019, March 29, 2019, April 8, 2019, May 16, 2019, May 21, 2019, August 13, 2019, August 19, 2019, August 27, 2019, September 3, 2019, September 6, 2019, November 18, 2019, November 21, 2019, November 25, 2019, January 21, 2020 and January 23, 2020, and our Current Report on Form 8-K/A filed with the SEC on November 12, 2019; and
•	the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on January 21, 2020, as amend by our amendment thereto on Form 8-A/A filed with the SEC on January 22, 2020, and as may be amended from time to time.

All reports and other documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of the Registration Statement and prior to the effectiveness of the Registration Statement and (ii) after the date of this prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference into this prospectus and shall be a part hereof from the date of filing of such reports and documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus, or in any subsequently filed document that also is deemed to be incorporated by reference in this prospectus, modifies, supersedes or replaces such statement. Any statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this prospectus. None of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K or any corresponding information, either furnished under Item 9.01 or included as an exhibit thereto, that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus, except as otherwise expressly set forth in the relevant document. Subject to the foregoing, all information appearing in this prospectus is qualified in its entirety by the information appearing in the documents incorporated by reference.

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We will furnish to you, upon written or oral request, a copy of any or all of the documents that have been incorporated by reference, including exhibits to those documents. You may request a copy of those filings at no cost by writing or telephoning our Controller at the following address and telephone number:

SWK Holdings Corporation

Attention: Controller

14755 Preston Road, Suite 105

Dallas, Texas 75254

(972) 687-7250

Except as provided above, no other information, including information on our website, is incorporated by reference in this prospectus.

ABOUT SWK HOLDINGS CORPORATION

The Company is a specialized finance company with a focus on the global healthcare sector. We partner with ethical product marketers and royalty holders to provide flexible financing solutions at an attractive cost of capital to create long-term value for both our business partners and our investors. We believe our financing structures achieve an optimal partnership for companies, institutions and inventors seeking capital for expansion or capital and estate planning by allowing our partners to monetize future cash flow with minimal dilution to their equity stakes.

On August 26, 2019, we entered into an Agreement and Plan of Merger pursuant to which Enteris BioPharma, Inc. became our wholly owned subsidiary.

Our principal executive offices are located at 14755 Preston Road, Suite 105, Dallas, Texas 75254, and our telephone number is (972) 687-7250. We maintain a website at http://www.swkhold.com. The information contained in, or that can be accessed through, our website is not part of this prospectus.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks set forth in the “Risk Factors” section of our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, and our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2019, which are incorporated in this prospectus by reference, as well as the risk factors set forth in any applicable prospectus supplement and the other reports we file from time to time with the SEC that are incorporated by reference in this prospectus. If any of the events described in such “Risk Factors” disclosures occurs or such risks otherwise materialize, our business, financial condition, results of operations, cash flows, or prospects could be materially adversely affected.

CAUTIONARY INFORMATION ABOUT FORWARD-LOOKING STATEMENTS

The information in this prospectus, including information in documents incorporated by reference in this prospectus, includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act.

The forward-looking statements are not historical facts but rather are based on current expectations, estimates and projections about our business and industry, and our beliefs and assumptions. Words such as “anticipate,” “believe,” “estimate,” “expects,” “intend,” “plan,” “will” and variations of these words and similar expressions identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, many of which are beyond our control, are difficult to predict and could cause actual results to differ materially (both favorable and unfavorably) from those expressed or forecasted in the forward-looking statements.

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These risks and uncertainties include, but are not limited to, those described under “Risk Factors,” incorporated by reference herein to our Annual Report on Form 10-K for the year ended December 31, 2018, and elsewhere in this report. Forward-looking statements that were believed to be true at the time made may ultimately prove to be incorrect or false. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.

The forward-looking statements in this prospectus, or in any prospectus supplement, speak as of the date hereof, or thereof, as applicable. Although we may from time to time voluntarily update our prior forward-looking statements, we disclaim any commitment to do so except as required by securities laws.

USE OF PROCEEDS

We will not receive any proceeds from sales of common stock by the selling stockholders.

SELLING STOCKHOLDERS

We are registering the offer and sale of the shares of common stock covered by this Registration Statement to satisfy our obligations pursuant to a registration rights agreement with the selling stockholders.

The shares held by the selling stockholders are being registered with the SEC under the Registration Statement of which this prospectus is a part. The table below sets forth certain information regarding the selling stockholders and the shares of our common stock offered by them in this prospectus. Beneficial ownership is determined in accordance with applicable SEC rules, which generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to such securities. Except as otherwise indicated, we believe that each selling stockholder has sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by it. All selling stockholder information has been furnished by or on behalf of the selling stockholder. Based on the information provided to us by each selling stockholder, it is not a broker-dealer or an affiliate of a broker-dealer.

	Ownership Before Offering			Ownership After Offering(1)
Selling stockholders	Number of shares of common stock beneficially owned(2)	Percentage of common stock beneficially owned	Total number of shares of common stock offered	Number of shares of common stock beneficially owned	Percentage of common stock beneficially owned
Double Black Diamond, L.P.	100,000	*	100,000	—	0%
Double Black Diamond Offshore Ltd.	8,493,088	65.8%	8,493,088	—	0%
Black Diamond Offshore Ltd.	600,678	4.8%	600,678	—	0%
Total	9,193,766		9,193,766		0%

*	Less than one percent (1%)
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(1)	Represents the amount of shares that will be held by the selling stockholders after completion of this offering based on the assumptions that (a) all shares registered for sale by the Registration Statement of which this prospectus is part will be sold and (b) that no other shares of our common stock beneficially owned by the selling stockholders are acquired prior to completion of this offering by the selling stockholders.
(2)	An aggregate of 9,093,766 shares are directly beneficially owned by Double Black Diamond Offshore Ltd. and Black Diamond Offshore Ltd., each a Cayman Islands exempted company; in addition, 100,000 shares are issuable upon the exercise of a warrant held by Double Black Diamond, L.P., a Delaware limited partnership (together with Double Black Diamond Offshore Ltd. and Black Diamond Offshore Ltd., the “Funds”). Carlson Capital, L.P., a Delaware limited partnership (“Carlson Capital”), is the investment manager of the Funds. Asgard Investment Corp. II, a Delaware corporation (“Asgard II”), is the general partner of Carlson Capital. Asgard Investment Corp., Delaware corporation (“Asgard”), is the sole stockholder of Asgard II. Clint D. Carlson is the President of each of Carlson Capital, Asgard II and Asgard. Mr. Carlson and Carlson Capital disclaim beneficial ownership of any and all such shares in excess of their pecuniary interest therein. The principal business address of Carlson Capital is 2100 McKinney Avenue, Suite 1800, Dallas, TX 75201. Christopher W. Haga, an employee of Carlson Capital, and Michael D. Weinberg, formerly an employee of Carlson Capital, are members of our board of directors.

PLAN OF DISTRIBUTION

The selling stockholders may offer and sell shares of our common stock from time to time using this prospectus. We will not receive any of the proceeds of the sales of these shares.

The selling stockholders may offer and sell shares directly to purchasers using this prospectus. The selling stockholders may donate, pledge or otherwise transfer in a non-sale related transaction its shares to any person so long as the transfer complies with applicable securities laws. As a result, donees, pledgees, transferees and other successors in interest that receive such shares as a gift, distribution or other non-sale related transfer may offer shares of common stock under this prospectus.

The selling stockholders may from time to time offer shares through brokers, dealers, agents or underwriters. Brokers, dealers, agents or underwriters participating in transactions may receive compensation in the form of discounts, concessions or commissions from the selling stockholders (and, if they act as agent for the purchaser of the shares, from that purchaser). Any brokerage commissions, underwriting discounts and similar selling expenses attributable to the sale of shares covered by this prospectus by the selling stockholders will be borne by them. We will bear the other costs, fees and expenses incurred in connection with the registration of the offering of securities under this prospectus.

Any brokers, dealers or agents who participate in the distribution of the shares by the selling stockholders may be deemed to be underwriters, and any profits on the sale of shares by them and any discounts, commissions or concessions received by any broker, dealer or agent may be deemed underwriting discounts and commissions under the Securities Act.

A prospectus supplement or document incorporated by reference may be filed to disclose additional information with respect to any sale or other distribution of the shares.

The selling stockholders may act independently of us in making decisions with respect to the timing, manner and size of each sale. Sales may be made on the NASDAQ Capital Market or any other national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale.

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The shares may be sold according to any one or more of the methods described above. In addition, subject to compliance with applicable law, the selling stockholders may enter into option, derivative or hedging transactions with respect to the shares, and any related offers or sales of shares may be made under this prospectus. In some circumstances, for example, the selling stockholders may write call options, put options or other derivative instruments (including exchange-traded options or privately negotiated options) with respect to the shares, or which they settle through delivery of the shares. These option, derivative and hedging transactions may require the delivery to a broker, dealer or other financial institution of shares offered under this prospectus, and that broker, dealer or other financial institution may resell those shares under this prospectus. The selling stockholders may offer and sell the shares under any other method permitted by applicable law.

If a material arrangement with any broker-dealer or other agent is entered into for the sale of any shares of common stock through a block trade, special offering, exchange distribution, secondary distribution, or a purchase by a broker or dealer, a prospectus supplement will be filed, if necessary, disclosing the material terms and conditions of these arrangements.

The selling stockholders may also sell their shares in accordance with Rule 144 under the Securities Act, or pursuant to other available exemptions from the registration requirements of the Securities Act, rather than pursuant to this prospectus.

The selling stockholders may agree to indemnify any underwriter, broker, dealer or agent that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act.

REGISTRAR AND TRANSFER AGENT

Our registrar and transfer agent for all shares of common stock is Computershare Trust Company, N.A.

LEGAL MATTERS

Gray Reed & McGraw LLP of Dallas, Texas, has provided its opinion on the validity of the securities offered by this prospectus. If legal matters in connection with offerings made under this prospectus are acted on by counsel for the underwriters, dealers or agents, if any, that counsel will be named in the applicable prospectus supplement to the extent required.

EXPERTS

The consolidated financial statements of SWK Holdings Corporation as of December 31, 2018 and 2017 and for each of the two years in the period ended December 31, 2018, incorporated in this Registration Statement by reference to the Annual Report on Form 10-K for the year ended December 31, 2018, have been so incorporated in reliance on the report of BPM LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements of Enteris BioPharma, Inc. as of and for the years ended December 31, 2018 and 2017, incorporated in this prospectus by reference from our Current Report on Form 8-K/A filed November 12, 2019 have been audited by BDO USA, LLP, independent auditors, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
FOR SECURITIES ACT LIABILITY

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

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SWK Holdings Corporation

9,193,766

Shares of Common Stock

PROSPECTUS

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses (other than underwriting discounts and commissions to be paid by us) payable by the registrant in connection with the offering of the securities covered by this Registration Statement.

SEC registration fee		$16,122.17
Legal fees and expenses	$	*
Accounting fees and expenses	$	*
Miscellaneous fees and expenses	$	*
Total	$	*

*            These fees and expenses are calculated based on the number of issuances in applicable offerings and amount of shares offered, and, accordingly, cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law authorizes a court to award or a corporation’s board of directors to grant indemnity to directors and officers under certain circumstances and subject to certain limitations. The terms of Section 145 of the Delaware General Corporation Law are sufficiently broad to permit indemnification under certain circumstances for liabilities, including reimbursement of expenses incurred, arising under the Securities Act.

As permitted by the Delaware General Corporation Law, our certificate of incorporation includes a provision that eliminates the personal liability of a director for monetary damages resulting from breach of his or her fiduciary duty as a director, except for liability:

•	for any breach of the director’s duty of loyalty to the company or its stockholders;

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	under Section 174 of the Delaware General Corporation Law regarding unlawful dividends and stock purchases; or

•	for any transaction from which the director derived an improper personal benefit.

In appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware General Corporation Law. These provisions in our certificate of incorporation do not eliminate a director’s fiduciary duty, nor do they affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

Article VII, Section 6 of our Bylaws provides for mandatory indemnification of directors and executive officers and indemnification of certain employees and other agents to the maximum extent permitted by the Delaware General Corporation Law.

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In addition, we have entered into separate indemnity agreements with each of our current directors and officers to give such directors and officers additional contractual assurances regarding the scope of the indemnification set forth in our certificate of incorporation and to provide additional procedural protections. These agreements require us to, among other things, indemnify the director or officer against expenses, including attorneys’ fees, judgments, fines and settlements paid by the individual in connection with any action, suit or proceeding arising out of the individual’s status or service as our director or officer, other than liabilities arising from willful misconduct or conduct that is knowingly fraudulent or deliberately dishonest, and to advance expenses incurred by the individual in connection with any proceeding against him or her individually with respect to which he or she individually may be entitled to indemnification by us.

We have obtained directors’ and officers’ insurance to cover our directors, officers and some of our employees for certain liabilities, including public securities matters.

Item 16. Exhibits.

See Exhibit Index.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statements or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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(4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)   That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on February 7, 2020.

SWK HOLDINGS CORPORATION

By:	/s/ Winston L. Black
Name:	Winston L. Black
Title:	Chief Executive Officer
(Principal Executive Officer)
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POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Winston L. Black or Charles M. Jacobson his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments and registration statements filed pursuant to Rule 462) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, ratifying and confirming all that said attorney-in-fact and agent or his or her substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Winston L. Black	Chairman, President and Chief Executive Officer	February 7, 2020
Winston L. Black	(Principal Executive Officer)

/s/ Charles M. Jacobson	Chief Financial Officer (Principal	February 7, 2020
Charles M. Jacobson	Financial and Accounting Officer)

/s/ Michael D. Weinberg	Director	February 7, 2020
Michael D. Weinberg

/s/ Christopher W. Haga	Director	February 7, 2020
Christopher W. Haga

/s/ D. Blair Baker	Director	February 7, 2020
D. Blair Baker

/s/ Edward B. Stead	Director	February 7, 2020
Edward B. Stead

/s/ Aaron G. L. Fletcher	Director	February 7, 2020
Aaron G. L. Fletcher
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Exhibit Index

1.1(1)	Form of Underwriting Agreement
3.1(2)	Second Amended and Restated Certificate of Incorporation, as amended by the Certificate of Amendment dated April 18, 2000
3.2(3)	Certificate of Amendment to the Amended and Restated Certificate of Incorporation dated June 29, 2001
3.3(4)	Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation filed on December 11, 2001
3.4(5)	Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation dated November 21, 2005
3.5(6)	Certificate of Amendment of Second Amended and Restated Certificate of Incorporation of Kana Software, Inc.
3.6(7)	Certificate of Amendment of Second Amended and Restated Certificate of Incorporation of SWK Holdings Corporation
3.7(8)	Amended and Restated Bylaws as of May 20, 2015
4.1(9)	Form of Specimen Common Stock Certificate
4.2(10)	Form of Rights Certificate
4.3(11)	Rights Agreement, dated as of April 8, 2016 by and between SWK Holdings Corporation and Computershare Trust Company, N.A.
4.4(12)	Common Stock Purchase Warrant to Purchase 100,000 (as adjusted to reflect a net 1-for-10 reverse stock split) shares of the Company’s common stock dated September 6, 2013 issued to Double Black Diamond, L.P.
4.5(13)	Amendment No. 1 to Rights Agreement, dated as of April 8, 2019, by and between SWK Holdings Corporation and Computershare Trust Company, N.A., as Rights Agent
5.1	Opinion of Gray Reed & McGraw LLP
23.1	Consent of BPM LLP, Independent Registered Public Accounting Firm
23.2	Consent of BDO USA, LLP, Independent Registered Public Accounting Firm
23.3	Consent of Gray Reed & McGraw LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature page)

(1)	To be filed by amendment or by a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference, if applicable.
(2)	Filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 4, 2000 and incorporated herein by reference.
(3)	Filed as Exhibit 4.02 to the Registrant’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission on July 3, 2001 and incorporated herein by reference.
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(4)	Filed as Exhibit 4.03 to the Registrant’s Registration Statement on Form S-3 filed with the Securities and Exchange Commission on January 18, 2002 and incorporated herein by reference.
(5)	Filed as Exhibit 3.04 to the Registrant’s Registration Statement on Form 8-A filed with the Securities and Exchange Commission on January 31, 2006 and incorporated herein by reference.
(6)	Filed as Exhibit 3.05 to the Registrant’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 31, 2010 and incorporated herein by reference.
(7)	Filed as Exhibit 3.01 to the Registrant’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 14, 2015 and incorporated herein by reference.
(8)	Filed as Exhibit 3.02 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 21, 2015 and incorporated herein by reference.
(9)	Filed as Exhibit 4.01 to the Registrant’s Registration Statement on Form S-1/A filed with the Securities and Exchange Commission on September 21, 1999 and incorporated herein by reference.
(10)	Filed as Exhibit 4.01 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 14, 2016 and incorporated herein by reference.
(11)	Filed as Exhibit 4.02 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 14, 2016 and incorporated herein by reference.
(12)	Filed as Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 9, 2013 and incorporated herein by reference.
(13)	Filed as Exhibit 4.01 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 8, 2019 and incorporated herein by reference.
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